EXHIBIT 10.1

                                                                 EXECUTION FINAL

                 AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT


         AMENDMENT NO. 3 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of August 22, 2006, by and among Omega Wire, Inc. (successor by merger with Camden Wire Co., Inc., International Wire Rome Operations, Inc. and OWI Corporation), a Delaware corporation ("Omega"), IWG Resources, LLC, a Nevada limited liability company ("Resources") and Wire Technologies, Inc., an Indiana corporation ("Wire Technologies"), IWG High Performance Conductors, Inc. (formerly known as Phelps Dodge High Performance Conductors of SC & GA, Inc.), a New York corporation ("High Performance"; together with Omega, Resources and Wire Technologies, collectively, "Borrowers"), International Wire Group, Inc., a Delaware corporation ("Parent", and sometimes hereinafter referred to as "Guarantor"), the parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a "Lender" and collectively, "Lenders") and Wachovia Capital Finance Corporation (Central), formerly known as Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent for Lenders (in such capacity, "Agent").

                              W I T N E S S E T H:
                              --------------------


         WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) have made and provided, and may hereafter make and provide, loans and advances and other financial accommodations to Borrowers as set forth in the Loan and Security Agreement, dated October 20, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Loan and Security Agreement, dated as of March 31, 2006 and by Amendment No. 2 to Loan and Security Agreement, dated as of June 28, 2006 (as so amended and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement") and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, including the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements");

         WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders amend the Loan Agreement to increase the Maximum Credit from $155,000,000 to $200,000,000, increase certain advance rates in the Borrowing Base, extend the Renewal Date and make certain other amendments to the Loan Agreement; and

         WHEREAS, by this Amendment, Agent, Lenders, Borrowers and Guarantor desire and intend to evidence such amendments on the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:



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Section 1.        Definitions.

         1.1 Interpretation. For purposes of this Amendment, all terms used herein shall have the respective meanings assigned thereto in the Loan Agreement, unless otherwise defined herein.

         1.2 Additional Definitions. As used herein, the following terms shall have the meanings given to them below, and the Loan Agreement is hereby amended to include, in addition and not in limitation, the following definitions:

                  (a) "Amendment No. 3" shall mean Amendment No. 3 to Loan and Security Agreement, dated as of August 22, 2006, by and among Borrowers, Guarantor, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (b)      "Amendment No. 3 Effective Date" shall mean August
22, 2006.

                  (c) "Appraisal Effective Date" shall mean (a) with respect to High Performance, the Amendment No. 3 Effective Date and (b) with respect to all Borrowers other than High Performance, the date on which Agent shall have notified Borrowers in writing, subsequent to the Amendment No. 3 Effective Date, that Agent has received (i) in the case of such Borrowers' Inventory, a current appraisal report with respect to such Borrowers' Inventory, in accordance with Section 7.3, (ii) in the case of such Borrowers' Equipment, a current appraisal report with respect to such Borrowers' Equipment, reporting the current Net Orderly Liquidation Value thereof and prepared in accordance with Section 7.4, and (iii) in the case of such Borrowers' Real Property (A) a written appraisal report with respect to such Borrowers' Eligible Real Property, reporting the current appraised fair market value thereof, prepared in accordance with Section 7.4, and (B) environmental audits of such Borrowers' Real Property conducted by an independent environmental engineering firm acceptable to Agent, and in form, scope and methodology satisfactory to Agent, the results of which shall be satisfactory to Agent, confirming that (1) such Borrowers and the Guarantors are in compliance with all Environmental Laws and Environmental Permits, except for any non-compliance therewith which has not adversely affected and could not reasonably be expected to adversely affect any such Borrower or Guarantor or its business, and (2) there is no material potential or actual liability of such Borrowers or Guarantors for any remedial action with respect to any non-compliance with any Environmental Laws or Environmental Permits at any of such Real Property.

                  (d) "Eligible Fixed Assets" shall mean, collectively, Eligible Equipment and Eligible Real Property.

                  (e) "Fixed Asset Availability" shall, prior to the Appraisal Effective Date, have the meaning set forth in the definition of Borrowing Base, as in effect immediately prior to the Amendment No. 3 Effective Date, and at all times from and after the Appraisal Effective Date shall mean:

                           The sum of:

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                           (a) with respect to Eligible Real Property owned by
                  Borrowers as of the Appraisal Effective Date, an amount (the "Real Property Availability") equal to the lesser of: (i) seventy percent (70%) of the appraisal fair market value of Borrowers' Eligible Real Property, as reflected in the appraisal thereof delivered to Agent as of the Appraisal Effective Date, or (ii) $20,000,000, which Real Property Availability will amortize on a monthly basis by an amount which shall be based upon a one hundred twenty (120) month amortization schedule ("Real Property Amortization"), commencing on the first day of the first month following the Appraisal Effective Date (or if such day is less than thirty
                  (30) days after the Appraisal Effective Date, then on the first day of the second month after the Appraisal Effective
                  Date) and on the first day of each month thereafter; and

                           (b) with respect to Eligible Equipment owned by
                  Borrowers as of the Appraisal Effective Date, an amount (the "Equipment Availability") equal to the lesser of: (i) ninety percent (90%) of the Net Liquidation Value of Borrowers' Eligible Equipment, as reflected in the appraisal thereof delivered to Agent as of the Appraisal Effective Date, or (ii) $30,000,000, which Equipment Availability will amortize on a monthly basis by an amount which shall be based upon an eighty-four (84) month amortization schedule ("Equipment Amortization", and together with the Real Property Amortization, collectively, the "Fixed Asset Amortization"), commencing on the first day of the first month following the Appraisal Effective Date (or if such day is less than thirty
                  (30) days after the Appraisal Effective Date, then on the first day of the second month after the Appraisal Effective
                  Date) and on the first day of each month thereafter.

                           Notwithstanding the foregoing, on each anniversary of
                  the Amendment No. 3 Effective Date, if (A) during the twelve
                  (12) month period then ended, Agent shall have received written appraisals, in accordance with Section 7.4, with respect to all of Borrowers' then existing Eligible Fixed Assets, including, without limitation, any Equipment and Real Property that was acquired by Borrowers subsequent to the appraisal of Borrowers' Equipment or Real Property (as applicable) most recently delivered to Agent in accordance with Section 7.4, (B) no Default or Event of Default shall have occurred and be then continuing, and (C) Borrowers shall have maintained a Fixed Charge Coverage Ratio for the twelve
                  (12) month period most recently ended of at least 1.0:1.0, then, at Borrowers' written request, the Fixed Asset Availability shall be reset as of such anniversary in the same manner that the Fixed Asset Availability was initially calculated in accordance with subsection (a) and (b) of this definition (such reset Fixed Asset Availability is referred to in this definition as the "Adjusted Fixed Asset Availability"). If the Fixed Asset Availability is reset, for the immediately following year and unless reset in accordance with the terms of this paragraph, thereafter the term "Fixed


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                  Asset Availability" shall mean such Adjusted Fixed Asset
                  Availability. The Adjusted Fixed Asset Availability will amortize on a monthly basis, on the basis of the applicable Fixed Asset Amortization, commencing on the first day of the first full month following the applicable anniversary of the Amendment No. 3 Effective Date and continuing on the first day of each month thereafter, until the Fixed Asset Availability is subsequently reset (if at all) in accordance with the terms of this paragraph on any subsequent anniversary of the Amendment No. 3 Effective Date.

                           Upon Agent's receipt of Net Cash Proceeds of Asset
                  Sales in respect of Eligible Fixed Assets which were included within the Borrowing Base at the time of the occurrence of the Asset Sale or other event that gave rise to such Net Cash Proceeds, Fixed Asset Availability shall be reduced by the amount of Real Property Availability or Equipment Availability (as applicable) attributable to such Eligible Fixed Assets which are no longer included within the Borrowing Base.

                  (f)      "Inventory Loan Limit" shall mean $125,000,000.

         1.3 Amendment to Existing Definition. The definition of "Fee Letter" set forth in Section 1.60 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                                    "1.60 "Fee Letter" shall mean the fee
                           letter, dated as of the Amendment No. 3 Effective Date, by and among Borrowers, Guarantors and Agent, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced."

Section 2. Increase in Maximum Credit. At Borrowers' request, Lenders have agreed to increase the Maximum Credit from $155,000,000 to $200,000,000 and, in order to effectuate such amendment, the Loan Agreement is hereby further amended as follows:

         2.1 The definition of "Maximum Credit" set forth in Section 1.93 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           "1.93 "Maximum Credit" shall mean the amount of
                  $200,000,000."

         2.2 The definition of "Commitment" set forth in Section 1.27 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           "1.27 "Commitment" shall mean, at any time, as to
                  each Lender, the principal amount set forth below such Lender's signature on the signature pages to Amendment No. 3 designated as the Commitment or on Schedule 1 to the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender hereunder in accordance with the



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                  provisions of Section 13.7 hereof, as the same may be adjusted from time to time in accordance with the terms hereof; sometimes being collectively referred to herein as "Commitments"."

         2.3 Concurrently with the satisfaction of all conditions precedent to this Amendment set forth in Section 15 below, Wachovia will enter into and execute an Assignment and Acceptance with UBS Loan Finance LLC ("UBS"), pursuant to which Wachovia shall on such date sell and assign to UBS a portion of Wachovia's Commitment set forth below its signature on the signature pages to this Amendment, in the amount of $25,000,000 (subject to the terms and conditions of such Assignment and Acceptance).

Section 3. Amendment to Interest Rate. (a) The definition of "Applicable Margin" set forth in Section 1.7 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           ""Applicable Margin" shall mean, at any time, as to
                  the Interest Rate for Prime Rate Loans and the Interest Rate for Eurodollar Rate Loans, the applicable percentage (on a per annum basis) set forth below if the Monthly Average Excess Availability for the immediately preceding month is at or within the amounts indicated for such percentage as of the last day of the immediately preceding month:

                 ------------------------ ----------- --------------- ---------
                       WHEN MONTHLY        APPLICABLE    APPLICABLE
                       AVERAGE EXCESS        PRIME    EURODOLLAR RATE   L/C
                      AVAILABILITY IS:    RATE MARGIN     MARGIN       RATE
                 ------------------------ ----------- --------------- ---------
                 Greater than $50,000,000      0.0%         1.25%      1.50%
                 ------------------------ ----------- --------------- ---------
                 Greater than $25,000,000      0.0%         1.50%      1.50%
                 and equal to or less
                 than $50,000,000
                 ------------------------ ----------- --------------- ---------
                 Less than $25,000,000         0.0%         1.75%      1.50%
                 ------------------------ ----------- --------------- ---------

                  provided that, the Applicable Margin shall be calculated and established each month and shall remain in effect until adjusted thereafter (if at all) after the end of the next month."

                  (b) The definition of "Interest Rate" set forth in Section
1.83 of the Loan Agreement is hereby amended by (i) deleting the semi-colon at the end of Section 1.83(b) and substituting a period therefor, and (ii) deleting
Section 1.83(c) in its entirety."

Section 4. Increase in Certain Advance Rates. At Borrowers' request, Lenders have agreed to increase certain of the advance rates set forth in the definition of Borrowing Base, which increases shall become effective as of the Appraisal Effective Date. Accordingly, effective as of the Appraisal Effective Date, the definition of Borrowing Base set forth in Section 1.15 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           "1.15    "Borrowing Base" shall mean:



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

                                    (a) the lesser of:

                                             (i) the amount equal to:

                                                     (A) 85% multiplied by the
                                            Net Amount of Eligible Accounts of
                                            the Borrowers; plus

                                                     (B) the lesser of (1) the
                                            Inventory Loan Limit or (2) the sum
                                            of:

                                                              (x)(1) 80%
                                                     multiplied by the Value of
                                                     Eligible Inventory
                                                     consisting of finished
                                                     goods and consigned
                                                     finished goods owned by
                                                     Borrowers or (2) up to 90%
                                                     of the Net Recovery
                                                     Percentage of such category
                                                     of Eligible Inventory
                                                     multiplied by the Value
                                                     thereof; plus

                                                              (y) the lesser of
                                                     (1) 80% multiplied by the
                                                     Value of Eligible Inventory
                                                     consisting of raw materials
                                                     owned by Borrowers or (2)
                                                     up to 90% of the Net
                                                     Recovery Percentage of such
                                                     category of Eligible
                                                     Inventory multiplied by the
                                                     Value thereof; plus

                                                              (z) the lesser of
                                                     (1) 80% multiplied by the
                                                     Value of Eligible Inventory
                                                     consisting of
                                                     work-in-process Inventory
                                                     of the Borrowers or (2) up
                                                     to 90% of the Net Recovery
                                                     Percentage of such category
                                                     of Eligible Inventory
                                                     multiplied by the Value
                                                     thereof; plus

                                                    (C) the Fixed Asset
                                            Availability; or

                                            (ii)     the Revolving Loan Limit,

                                      minus

                                    (b)     Reserves.

                           For purposes only of applying the Inventory Loan
                  Limit, Agent may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Revolving Loans to the extent Agent is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit


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                  Accommodations to be so treated for purposes of the sublimit, the outstanding Revolving Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit. The amounts of Eligible Inventory of any Borrower shall, at Agent's option, be determined based on the lesser of the amount of Inventory set forth in the general ledger of such Borrower or the perpetual inventory record maintained by such Borrower."

Section 5. Use of Proceeds. Section 6.6 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                                    "6.6 Use of Proceeds. Borrowers shall use
                           the initial proceeds of the Loans provided on or about the Amendment No. 3 Effective Date by Agent and Lenders to Borrowers hereunder only as follows: (a) to fund payments required in order for Borrowers to pay and satisfy in full all outstanding Term Loan Debt, and (b) for costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of Amendment No. 3 and the other Financing Agreements executed, and to be executed, in connection with Amendment No. 3. All other Loans made or Letter of Credit Accommodations provided to or for the benefit of any Borrower pursuant to the provisions hereof shall be used by such Borrower only for general operating, working capital and other proper corporate purposes of such Borrower not otherwise prohibited by the terms hereof. In addition to, and not in limitation of, Borrowers' use of Loan proceeds permitted hereunder, Borrowers shall have the right to use proceeds of the Revolving Loans, in an aggregate amount not to exceed $50,000,000 from and after the Amendment No. 3 Effective Date, to consummate one or more Permitted Acquisitions. None of the proceeds of Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which would cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

Section 6. Permitted New Notes Prepayments. Section 9.9(f)(i)(B) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(B) with respect to the New Notes, (1) so
                           long as no Event of Default exists and is continuing, make regularly scheduled payments of interest in respect of such Indebtedness in accordance with the terms of the New Notes Indenture, as in effect on the date hereof, or as otherwise amended as permitted hereunder, and (2) make prepayments in respect of the New Notes, so long as (i) no Default or Event of



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                           Default has occurred and is continuing at the time of
                           any such payment or after giving effect thereto, (ii) the Average Thirty Day Excess Availability, both as of the date of any such payment and after giving effect thereto, is not less than $40,000,000, (iii) Borrowers have a Fixed Charge Coverage Ratio for the twelve (12) month period then ended in excess of 1.1:1.0 (it being understood that, for the purposes hereof, the Fixed Charge Coverage Ratio shall be calculated without regard to, and Fixed Charges shall not include, either the payment in full of the Term Loan Debt on or about the Amendment No. 3 Effective Date or the prepayments with respect to the New Notes contemplated by this clause (2)) and (iv) the aggregate amount of such prepayments shall not exceed $20,000,000 in principal amount of New Notes in any of Borrowers' fiscal years,"

Section 7. Permitted Acquisitions. Section 9.10(n)(iv) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(iv) subject to the limitation in clause
                           (ii) immediately above, Parent and any of its Subsidiaries may utilize up to $35,000,000 of the Net Cash Proceeds of any Debt Issuance, any and all proceeds of any Equity Issuance and up to $50,000,000 of other cash and/or Revolving Loans, to consummate such proposed Permitted Acquisition; provided that, if Borrowers' propose to utilize any portion of the Revolving Loans to consummate a Permitted Acquisition, then (A) for the thirty (30) day period immediately preceding such transaction and after giving effect thereto, Borrowers shall have Average Thirty Day Excess Availability of not less than $40,000,000 and (B) Agent shall have received financial statements for the Target for the twelve
                           (12) months then ended, in form and substance satisfactory to Agent, which evidence that the Target's cash flow (calculated in substantially the same way as EBITDA less the Target's capital expenditures) for such twelve (12) month period has been positive; and"

Section 8. Fixed Charge Coverage Ratio. Section 9.17 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                                    "9.17 Fixed Charge Coverage Ratio. If at any
                           time (a) Borrowers' average Excess Availability for the immediately preceding fiscal month was less than $30,000,000 or (b) any Default or Event of Default shall have occurred and be continuing (the occurrence of either of the foregoing being herein referred to as a "Covenant Compliance Trigger"), then, commencing with the first fiscal month immediately preceding the Covenant Compliance Trigger in which Agent has received the monthly financial statements required to be delivered under Section 9.6(a)(i) hereof, and for



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                           each fiscal month thereafter until average Excess
                           Availability for the immediately preceding fiscal month is more than $30,000,000 and no Default or Event of Default exists, Parent and its Subsidiaries shall maintain a Fixed Charge Coverage Ratio of not less than 1.0:1.0. The Fixed Charge Coverage Ratio shall be calculated monthly. For the purposes hereof, the Fixed Charge Coverage Ratio shall be calculated without regard to, and Fixed Charges shall not include, either the payment in full of the Term Loan Debt on or about the Amendment No. 3 Effective Date or any prepayments with respect to the New Notes made in accordance with Section 9.9(f)(i)(B)."

Section 9. Field Examinations. Section 9.21(f) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                                    "(f) all reasonable out-of-pocket expenses
                           and costs heretofore and from time to time hereafter incurred by Agent during the course of periodic field examinations of the Collateral and such Borrower's or Guarantor's operations, plus a per diem charge at Agent's then standard rate for Agent's examiners in the field and office (which rate as of the date hereof is $1,000 per person per day), provided that,
                           (i) so long as no Default or Event of Default has occurred and is continuing, Agent will perform such field examinations no more than twice in each twelve
                           (12) month period following the Amendment No. 3 Effective Date, and (ii) if Borrowers have maintained Excess Availability in excess of $30,000,000 at all times during the month in which Agent proposes to conduct a second annual field examination for any twelve (12) month period, then Agent shall not perform such second field examination unless Borrowers thereafter fail to maintain Excess Availability of at least $30,000,000 at any time during the remainder of such twelve (12) month period."

Section 10. Other Agent Designations. Section 12 of the Loan Agreement is hereby amended by adding thereto a new Section 12.14 as follows:

                                    "12.14 Other Agent Designations. Agent may
                           at any time and from time to time determine that a Lender may, in addition, be a "Co-Agent", "Syndication Agent", "Documentation Agent" or similar designation hereunder and enter into an agreement with such Lender to have it so identified for purposes of this Agreement. Any such designation shall be effective upon written notice by Agent to Administrative Borrower of any such designation. Any Lender that is so designated as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation by Agent shall have no right, power, obligation, liability, responsibility or duty


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



                           under this Agreement or any of the other Financing Agreements other than those applicable to all Lenders as such. Without limiting the foregoing, the Lenders so identified shall not have or be deemed to have any fiduciary relationship with any Lender and no Lender shall be deemed to have relied, nor shall any Lender rely, on a Lender so identified as a Co-Agent, Syndication Agent, Documentation Agent or such similar designation in deciding to enter into this Agreement or in taking or not taking action hereunder."



Section 11. Term Extension. The first sentence of Section 13.1(a) is hereby amended and restated in its entirety to read as follows:

                           "(a) This Agreement and the other Financing
                  Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date five (5) years from the Amendment No. 3 Effective Date (the "Renewal Date"), and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

Section 12. Early Termination Fee. Section 13.1(c) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           "(c) If for any reason this Agreement is terminated
                  prior to the Renewal Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent's and each Lender's lost profits as a result thereof, Borrowers agree to pay to Agent, for the benefit of Lenders, upon the effective date of such termination, an early termination fee in the amount equal to

                                   Amount                   Period
                                   ------                   ------
                  (i) 0.75% of Maximum Credit    From the Amendment No. 3
                                                 Effective Date to and including
                                                 the first anniversary of the
                                                 Amendment No. 3 Effective Date
                  (ii) 0.25% of Maximum Credit   From and after the first
                                                 anniversary of the Amendment
                                                 No. 3 Effective Date to and
                                                 including the second
                                                 anniversary of the Amendment
                                                 No. 3 Effective Date



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                                   Amount                   Period
                                   ------                   ------
                  (iii) 0% of Maximum Credit     From and after the second
                                                 anniversary of the Amendment
                                                 No. 3 Effective Date to and
                                                 including any time prior to the
                                                 end of the then current term.

                  Such early termination fee shall be presumed to be the amount of damages sustained by Agent and Lenders as a result of such early termination and Borrowers and Guarantors agree that it is reasonable under the circumstances currently existing. In addition, Agent and Lenders shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) hereof, even if Agent and Lenders do not exercise the right to terminate this Agreement, but elect, at their option, to provide financing to any Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 13.1(c) shall be deemed included in the Obligations."


Section 13. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Guarantors to Agent and Lenders pursuant to the other Financing Agreements, each Borrower and Guarantor, jointly and severally, hereby represents, warrants and covenants with and to Agent and Lenders as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof):

         13.1 Corporate Power and Authority. This Amendment and each other agreement or instrument to be executed and delivered by each Borrower and Guarantor have been duly authorized, executed and delivered by all necessary action on the part of such Borrower or Guarantor which is a party hereto and thereto and, if necessary, its stockholders, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of each Borrower and Guarantor contained herein and therein constitute legal, valid and binding obligations of such Borrower or Guarantor enforceable against it in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditor's rights generally and by general principles of equity.

         13.2 Consents; Approvals. No material action of, or filing with, or consent of any Governmental Authority (other than the filing of amendments with respect to Mortgages filed of record), and no material approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment and the transactions contemplated hereby.

         13.3 No Event of Default. As of the date hereof, and after giving effect to the provisions of this Amendment, no Default or Event of Default, exists or has occurred and is continuing. All of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements are true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

         13.4 Violation of Law. None of the transactions contemplated by this Amendment violate or will violate any applicable material law or regulation, or do or will give rise to a default or breach under any material agreement to which any Borrower or Guarantor is a party or by which any material property of any Borrower or Guarantor is bound.

         13.5 Further Assurances. Borrowers and Guarantors shall take such steps and execute and deliver, and cause to be executed and delivered, to Agent, such additional UCC financing statements, and other and further agreements, documents and instruments as Agent may require in order to more fully evidence, perfect and protect Agent's first priority security interest in the Collateral.

         13.6 Mortgage Modifications. The applicable Borrower or Guarantor which owns the real property described on Schedule A appended hereto shall execute and deliver to Agent, on the date hereof, in form and substance reasonably satisfactory to Agent, a modification with respect to each Mortgage covering such real property, duly authorized, executed and delivered by such Borrower or Guarantor, together with an appropriate endorsement with respect to the existing mortgagee title insurance policy insuring Agent's interest in each such Mortgage, as a result of the recordation of each such Mortgage modification.

Section 14. Closing Fee. In addition to (and not in limitation of) all other fees and charges payable by Borrowers under the Loan Agreement or any of the other Financing Agreements (including, without limitation, pursuant to the Fee Letter (as defined in this Amendment)), Borrower hereby agrees to pay to Agent, for the account of Lenders (to the extent and in accordance with the arrangements between Agent and each Lender), the Closing Fee described in the Fee Letter, which fee shall be fully earned and payable on the date hereof and shall constitute part of the Obligations.

Section 15. Conditions Precedent. The amendments set forth herein shall be effective upon the satisfaction of each of the following conditions precedent in a manner reasonably satisfactory to Agent:

         15.1 Agent shall have received an original or facsimile of this Amendment, duly authorized, executed and delivered by Borrowers and Guarantors;

         15.2 Agent shall have received, in form and substance reasonably satisfactory to Agent, the Fee Letter, duly authorized, executed and delivered by Parent and Borrowers, and Borrowers shall have paid in full to Agent the Closing Fee described in Section 1 of the Fee Letter;

         15.3 After giving effect to the amendments provided for herein, no Default or Event of Default shall exist or have occurred;

         15.4 The aggregate amount of the Excess Availability as of the date hereof shall be not less than $50,000,000, as reasonably determined by Agent after the application of proceeds of the Revolving Loans for payment of (a) all outstanding Term Loan Debt and (b) all fees and expenses payable to Agent in connection with this Amendment;

         15.5 The accounts payable of Borrowers shall be at a level in a condition reasonably acceptable to Agent;

15.6 Agent shall have received, in form and substance reasonably satisfactory to Agent, all releases, terminations and such other documents as Agent may reasonably request to evidence and effectuate the termination by the Term Loan Lenders of their financing arrangements with Borrowers and Guarantors and the termination and release by them of any interest in and to any assets and properties of Borrowers and Guarantors in connection with such Term Loan financing arrangements, duly authorized, executed and delivered (if required) by each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by or on behalf of any Term Loan Lender, as secured party, and any Borrower or Guarantor, as debtor, and releases of all mortgages filed by Term Loan Lenders against any of Borrowers' Real Property.

Section 16.  Provisions of General Application.

         16.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. This Amendment represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. To the extent of a conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

         16.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

         16.3 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

         16.4 Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         16.5 Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered by telecopier or other method of electronic transmission with the same force and effect as if it were a manually executed and delivered counterpart.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Agent, Lenders, Borrowers and Guarantors have caused these presents to be duly executed as of the day and year first above written.

                                           BORROWERS
                                           ---------

                                           OMEGA WIRE, INC.
                                           IWG RESOURCES, LLC
                                           WIRE TECHNOLOGIES, INC.
                                           IWG HIGH PERFORMANCE CONDUCTORS, INC.

                                           By: /s/ Rodney D. Kent
                                               --------------------------------
                                           Name:  Rodney D. Kent
                                           Title: Chief Executive Officer

                                           GUARANTOR

                                           INTERNATIONAL WIRE GROUP, INC.

                                           By: /s/ Rodney D. Kent
                                               --------------------------------
                                           Name:  Rodney D. Kent
                                           Title: Chief Executive Officer
AGENT
-----

WACHOVIA CAPITAL FINANCE
CORPORATION (CENTRAL), formerly
known as Congress Financial Corporation
(Central), as Agent

By:  /s/  Barry Felker
   --------------------------------
Name:   Barry Felker
     ------------------------------
Title:  Associate
     ------------------------------

LENDERS
-------

WACHOVIA CAPITAL FINANCE
CORPORATION (CENTRAL), formerly
known as Congress Financial Corporation
(Central)

By:  /s/  Barry Felker
   --------------------------------
Name:   Barry Felker
     ------------------------------
Title:  Associate
     ------------------------------

Commitment:  $110,000,000

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                    [SIGNATURES CONTINUED FROM PREVIOUS PAGE]


JPMORGAN CHASE BANK, N.A.

By:  /s/  Stephen Christ
   --------------------------------
Name:   Stephen Christ
     ------------------------------
Title:  Account Executive
     ------------------------------

Commitment:  $45,000,000

BANK OF AMERICA, N.A.

By:  /s/  Robert Anchundia
   --------------------------------
Name:   Robert Anchundia
     ------------------------------
Title:  Vice President
     ------------------------------

Commitment:  $45,000,000


WACHOVIA CAPITAL MARKETS, LLC,
as Sole Lead Arranger and Sole Bookrunner

By:  /s/  Barry Bobrow
   --------------------------------
Name:   Barry Bobrow
     ------------------------------
Title:  Managing Director
     ------------------------------